Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-130675, 333-89145, 333-30578, 333-14037, 333-71442, 333-49806, 333-67825,
333-35527, 333-104129, 333-110422, and 333-120183 on Form S-8 of BE Aerospace,
Inc. of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of BE Aerospace, Inc. Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
---------------------------------


Costa Mesa, California
June 28, 2006